Exhibit 5.1

August 26, 2026

Aegon Ltd.

World Trade Center

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Re: Registration Statement on Form F-4

To the addressees set forth above:

We have acted as special U.S. counsel to Aegon Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), in connection with (i) the proposed domestication of the Company (the “Redomiciliation”) as a corporation in the State of Delaware under the name Transamerica Inc. (“Transamerica Inc.”) in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the filing by the Company of a registration statement on Form F–4 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on August 26, 2026 (the “Registration Statement”) relating to the Redomiciliation. In this opinion, we refer to the Company following the effectiveness of the Redomiciliation as “Transamerica Inc.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related shareholder circular/prospectus (“Prospectus”), other than as expressly stated herein.

For purposes of rendering our opinion as expressed herein, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a) the Registration Statement, including the Prospectus;

(b) the form of certificate of incorporation (the “Certificate of Incorporation”) of Transamerica Inc. to be filed and effective upon the consummation of the Redomiciliation and included as Exhibit 3.2 to the Registration Statement, as well as the related form of certificate of corporate domestication to be filed with the Delaware Secretary of State concurrently therewith; and

(c) the form of bylaws of Transamerica Inc. to be adopted and made effective upon the consummation of the Redomiciliation and included as an Exhibit 3.3 to the Registration Statement.

With your consent, we have relied upon the documents referenced above as well as certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the DGCL, and we express no opinion with respect to any other laws.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters: (i) the Company is, and at all times relevant for the purposes of rendering our opinion as expressed herein was, duly organized, validly existing and in good standing under the laws of Bermuda, and has, and at all times relevant for the purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the DGCL (subject to receipt of requisite shareholder approval); (ii) that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Bermuda permitted Aegon Ltd. to domesticate in the State of Delaware pursuant to Section 388 of DGCL; (iii) that the discontinuance of the Company in Bermuda and the domestication of the Company in the State of Delaware pursuant to Section 388 of the DGCL will be duly authorized and duly effected by the Company in accordance with the laws of Bermuda; (iv) that the form of Certificate of Incorporation included as Exhibit 3.2 to the Registration Statement to be filed and effective upon the consummation of the Redomiciliation without alteration or amendment (other than filling in the appropriate signatory, date and effective date) will be duly authorized and executed and thereafter duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, and that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation and certificate of corporate domestication will be, filed by or in respect of Transamerica Inc. with the Delaware Secretary of State and that Transamerica Inc. will pay all fees and other charges required to be paid in connection with the filing of the certificate of continuation and Certificate of Incorporation; (v) that all necessary action was taken, or will be taken, under the applicable laws of Bermuda to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL, including receipt of requisite shareholder approval, and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit the Company to domesticate in the State of Delaware pursuant to Section 388 of the DGCL have been, or will be, obtained; and (vi) the issued and outstanding common shares of the Company were validly issued, fully paid and non-assessable.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, (1) upon the filing of the Certificate of Incorporation and certificate of corporate domestication of Transamerica Inc. and the effectiveness of the Redomiciliation, the issued and outstanding common shares, EUR 0.12 par value per share, of the Company will be converted by operation of law on a one-for-one basis into an equivalent number of shares of common stock, par value of $0.14 per share, of Transamerica Inc. (the “Securities”) on the terms described in the Registration Statement and (2) upon effectiveness of the Redomiciliation, the Securities will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that Transamerica Inc. will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Redomiciliation. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP